Exhibit 5.1

February 12, 2008

ZVUE Corporation
612 Howard Street, Suite 600
San Francisco, CA 94105

Re:	ZVUE Corporation, Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ZVUE Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (File No. 333-147574) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Selling Stockholders identified in the Registration Statement of up to 5,894,615 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), including 5,343,769 shares (the “Debenture Shares”) of Common Stock issuable upon the conversion of the Senior Secured Convertible and the Junior Secured Convertible Debentures of the Company (together, the “Debentures”).

The opinions expressed herein are limited, to the extent relevant to the opinions expressed herein, the Delaware General Corporation Law, as currently in effect (the “DGCL”), applicable provisions of the Constitution of the State of Delaware, as currently in effect (the “Delaware Constitution”), and judicial decisions reported as of the date hereof that interpret the DGCL and such applicable provisions of the Delaware Constitution (collectively, the “Delaware Law”).

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Registration Statement and all exhibits thereto; (ii) the Company’s Certificate of Incorporation and any amendments to date certified by the Secretary of State of the State of Delaware; (iii) the Company’s Bylaws and any amendments to date certified by the Secretary of the Company; (iv) a specimen stock certificate for the Common Stock; (v) the Debentures; (vi) the minutes and records of the corporate proceedings of the Company with respect to the issuance of the Shares and the Debentures; and (vii) such other records, documents and instruments as we have deemed necessary for the expression of the opinion stated herein.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions, where such facts have not been independently established, and as to the content and form of certain minutes, records, resolutions or other documents or writings of the Company, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials. Finally, we have assumed that all formalities required by the Company’s Certificate of Incorporation, including any amendments thereto, the Company’s Bylaws, including any amendments thereto, the Delaware Law and the Debentures will be complied with when the Debenture Shares are issued pursuant to the terms of the Debentures.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that (i) the Shares that are not Debenture Shares are validly issued, fully paid and non-assessable shares of Common Stock of the Company, and (ii) the Debenture Shares, when issued upon conversion of the Debentures in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP